Exhibit 99.1

Heinz Chairman Tells Shareholders the Company Expects to Report Strong First-Quarter Results with EPS of $0.75 on Higher Sales

PITTSBURGH--(BUSINESS WIRE)--August 31, 2010--At the H.J. Heinz Company (NYSE:HNZ) Annual Meeting of Shareholders today, Chairman, President and CEO William R. Johnson said the Company is “off to a good start” in Fiscal 2011 and that Heinz expects to report “strong first-quarter results,” including:

  Organic sales growth of more than 3% (1.6% reported), marking the Company’s 21st consecutive quarter of organic top-line growth;
  Almost 10% growth in operating income;
  Net income growth of 13%;
  Earnings per share of $0.75, an increase of more than 10% from continuing operations last year; and
  Operating free cash flow of over $200 million, an increase of 80% from last year.

“Emerging Markets once again are expected to drive our results, with organic sales growth of almost 22% (13.2% reported) in the quarter,” Mr. Johnson said at the meeting in Pittsburgh. “We believe that our solid first-quarter results put Heinz on track to deliver our financial targets for the full year, even though the consumer and economic environment remains challenging.”

Mr. Johnson reaffirmed the Company’s full-year outlook, saying “Heinz expects to deliver another year of strong results on a constant currency basis in FY2011, with:

  Sales growth of 3 to 4%;
  Operating income growth of 7 to 10%; and
  Earnings per share growth of 7 to 10%.”

“We also expect operating free cash flow of more than $1 billion for the second consecutive year,” Mr. Johnson said.

He also told shareholders: “Since almost two-thirds of the Company’s sales are outside the U.S., it is likely that our reported results for the full year will be affected by foreign currency movements.”

The Company’s fiscal first quarter ended on July 28, 2010. Heinz will report results for the quarter at 7:30 a.m. EDT tomorrow, followed by a conference call and webcast at 8:30 a.m. EDT.

Reconciliations of non-GAAP amounts are set forth in the attached financial tables. Organic sales are defined as volume plus price or total sales growth excluding the impact of foreign exchange and acquisitions and divestitures. Operating Free Cash Flow is defined as cash from operations less capital expenditures net of proceeds from disposal of Property, Plant & Equipment. Also, constant currency as used in this press release is defined as the reported amount adjusted for translation (the effect of changes in average foreign exchange rates between the current period and the corresponding prior year) and the impact of current and prior year foreign currency translation hedges.

EXCERPTS FROM MR. JOHNSON’S SPEECH TO SHAREHOLDERS:

Fiscal 2010 Results

Mr. Johnson said the Company achieved “excellent results” in Fiscal 2010 “while navigating the most difficult economic environment in decades.”

In Fiscal 2010, Heinz delivered:

  Record annual sales of $10.5 billion, an increase of almost 5%;
  Record gross profit of $3.8 billion; and
  Record operating free cash flow of almost $1.1 billion.

Mr. Johnson said: “Our record sales (in Fiscal 2010) were driven by solid results in our Top 15 brands and most importantly, by accelerating double-digit growth in Emerging Markets, our most powerful growth engine.”

Dividend Growth

“The excellent (Fiscal 2010) results enabled the Board of Directors to increase your dividend for Fiscal 2011 by 12 cents to an annualized rate of $1.80 per share,” Mr. Johnson told shareholders. “Including this increase, your dividend has now grown almost 67% over the last seven years.”

Innovation and Marketing

“To sustain growth in our core portfolio, Heinz is delivering innovation and new products that add value for consumers; drive growth for our retail partners; and differentiate our brands from competitors,” Mr. Johnson said.

He cited examples of Heinz’s “robust innovation pipeline,” including the recent launch of infant formula in China and the upcoming U.S. launch of Dip and Squeeze, a new foodservice ketchup package that gives consumers two convenient ways to enjoy Heinz® Ketchup – you can peel the lid for dipping or tear the tip to squeeze it out.

Emerging Markets

“Emerging Markets are on track to deliver at least 20% of our total sales by 2013, more than double their contribution of just five years ago,” Mr. Johnson said. “Heinz is already well-established in Emerging Markets like China, India, Indonesia, Latin America and Russia, where we have strong brands, local marketing expertise and the infrastructure necessary to sustain strong growth.”

He added: “Emerging Markets are key to unlocking future growth because their economies are growing at a significantly higher rate than developed markets; the middle-class in Emerging Markets will eventually outnumber the combined populations of the U.S. and Europe; and per capita consumption of packaged foods in Emerging Markets has significant upside.”

Bolt-On Acquisitions

Heinz will “continue to explore bolt-on acquisitions like Foodstar, a leading branded manufacturer of soy sauce and fermented bean curd in China that we agreed to acquire in June,” Mr. Johnson said.

He added: “Heinz continues to seek other opportunities to strengthen our global portfolio and we are exploring new markets like the Philippines, Turkey, Vietnam and Brazil.”

Heinz Ketchup

“Heinz Ketchup is now the number-one brand in 7 of the world’s top 10 ketchup markets, including the U.S., but we see plenty of room for growth behind our initiatives to drive trial, usage and penetration,” Mr. Johnson said.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions, including those that could impact consumer spending, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, competition from lower-priced private label brands,
  increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers, currency valuations and devaluations and interest rate fluctuations, changes in credit ratings, leverage, and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, our ability to effectuate our strategy, which includes our continued evaluation of potential acquisition opportunities, including strategic acquisitions, joint ventures, divestitures and other initiatives, including our ability to identify, finance and complete these initiatives, and our ability to realize anticipated benefits from them, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses,
  new products, packaging innovations, and product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation,
  the ability to further penetrate and grow and the risk of doing business in international markets, including our emerging markets, economic or political instability in those markets, and the performance of business in hyperinflationary environments, such as Venezuela, and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems and potential disruptions due to failures in information technology systems, with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 28, 2010 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

H.J. Heinz Company and Subsidiaries
Non-GAAP Performance Ratios

The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The following tables provide the calculation of the non-GAAP performance ratios discussed in the Company's press release dated August 31, 2010:

Operating Free Cash Flow Calculation

Total Company	Fiscal Year Ended		First Quarter Ended
(amounts in millions)	April 28, 2010	April 29, 2009	July 28, 2010		July 29, 2009
	FY 2010 (a)	FY 2009 (a)	FY 2011		FY 2010 (a)
Cash provided by operating activities	$1,262.2	$1,166.9	$	~ 272.4	$168.9
Capital expenditures	(277.6)	(292.1)		~ (55.6)	(48.7)
Proceeds from disposals of property, plant and equipment	96.5	5.4		~ 0.2	0.6

Operating Free Cash Flow	$1,081.0	$880.2	$	~ 217.0	$120.8

(a) Includes amounts from the Kabobs, U.K. private label frozen desserts and Appetizers And businesses which were discontinued in Fiscal 2010.

Organic Sales

(Continuing Operations)

Total Net
					Organic		Acquisitions/		Constant		Foreign		Sales
	Volume	+	Price	=	Sales Growth (a)	+	Divestitures	=	Currency (b)	+	Exchange	=	Change
Q1FY11 H.J. Heinz Company	~ 2.5%		~ 1.1%		~ 3.6%		~ 0.1%		~ 3.7%		~ (2.1%)		~ 1.6%

Total Net
	Organic		Acquisitions/		Constant		Foreign		Sales
	Sales Growth (a)	+	Divestitures	=	Currency (b)	+	Exchange	=	Change
Q1FY11 Emerging Markets	~ 21.9%		~ 0.0%		~ 21.9%		~ (8.8%)		~ 13.2%

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency translation and acquisitions/divestitures.
(b) Constant currency sales growth is a non-GAAP measure that excludes the impact of foreign currency translation.

(Totals may not add due to rounding)

H.J. Heinz Company
Non-GAAP Performance Ratios

Sales Variances
The following table illustrates the components of the change in net sales versus the prior year.

	2006**	2007**	2008	Q109	Q209	Q309	Q409	2009	Q110	Q210	Q310	Q410	2010

Total Heinz (Continuing Operations):
Volume	3.9%	0.8%	3.9%	5.4%	(0.9%)	(6.2%)	(1.9%)	(1.1%)	(3.9%)	(3.8%)	1.2%	1.6%	(1.3%)
Price	(0.1%)	2.2%	3.5%	5.3%	7.2%	8.1%	7.6%	7.1%	6.0%	4.6%	1.8%	1.0%	3.4%
Acquisition	5.0%	1.3%	0.7%	0.7%	1.2%	2.5%	3.4%	2.0%	3.1%	3.1%	2.9%	0.3%	2.3%
Divestiture	(1.2%)	(3.1%)	(0.8%)	0.0%	(0.2%)	(0.1%)	(0.2%)	(0.1%)	(0.2%)	0.0%	0.0%	0.0%	(0.1%)
Exchange	(1.4%)	2.8%	5.2%	4.1%	(3.2%)	(11.3%)	(13.9%)	(6.6%)	(9.0%)	(1.0%)	6.9%	5.5%	0.5%
Total Change in Net Sales	6.1%	3.9%	12.3%	15.5%	4.0%	(7.1%)	(5.0%)	1.3%	(4.0%)	2.9%	12.7%	8.3%	4.8%
Total Organic Growth (a)	3.8%	3.0%	7.4%	10.7%	6.3%	1.9%	5.7%	6.0%	2.1%	0.8%	3.0%	2.6%	2.1%

(a) Organic sales growth is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/divestitures.

** Fiscal 2007 had one less week than Fiscal 2006
Amounts have been restated for the disposals of the private label frozen desserts business in the U.K. as well as the Kabobs and Appetizers And, Inc. businesses in the U.S., which were all reported in discontinued operations in Fiscal 2010.
(Totals may not add due to rounding)

CONTACT:
H.J. Heinz Company
Media:
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048